Hersha Hospitality Trust
2001 Market Street | Suite 3600
Philadelphia | PA | 19103
p. 215.238.1281 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
SECOND QUARTER 2023 RESULTS

- Second Quarter 2023 Net Income of $0.04 Per Share -

- Second Quarter 2023 Adjusted Funds from Operations1 of $0.38 Per Share -

- Comparable Portfolio RevPAR Growth of 3.6% to the Second Quarter 2022 –

- Urban RevPAR Growth of 12.2% to the Second Quarter 2022 –

- New York City and Boston were the best performers in the Second Quarter 2023 -

Philadelphia, PA, August 2, 2023 ---- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “the Company,” “we” or “our”), owner of luxury and lifestyle hotels in coastal gateway and resort markets, today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Results

(Unaudited in thousands, except per share amounts)
	Three Months Ended June 30,

	2023	2022
Net Income Applicable to Common Shareholders	$1,721	$2,427
Net Income per Common Share	$0.04	$0.06

Adjusted FFO[1]	$18,087	$26,115
Adjusted FFO per common share and OP Unit	$0.38	$0.57

Net income applicable to common shareholders was approximately $1.7 million, or $0.04 per diluted common share, in the second quarter 2023, compared to net income applicable to common shareholders of approximately $2.4 million, or $0.06 per diluted common share, in the second quarter 2022.

Adjusted Funds from Operations (“AFFO”) decreased to $18.1 million, or $0.38 per diluted common share and OP Unit, in the second quarter 2023, as compared to AFFO of approximately $26.1 million, or $0.57 per diluted common share and OP Unit, in the second quarter of 2022. This decrease from the prior year was primarily driven by the sale of 10 hotels in second half of 2022 as well as normalization in resort markets that was partially offset by stronger operating results in our urban markets.

1 Non-GAAP financial measure. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, FFO, EBITDA and EBITDA margin, as well as reconciliations of those non-GAAP financial measures to GAAP net income, is included at the end of this press release.

Mr. Neil H. Shah, Hersha’s Chief Executive Officer, stated, “We were pleased to see the strong recovery in our core urban markets during the quarter that allowed us to achieve double digit RevPAR growth for this segment of our overall portfolio. Outperformance in our New York, Boston and Washington DC markets allowed us to offset some of the retracement in domestic leisure travel seen in our resort markets and the wider lodging industry. Despite this normalization at our resort properties, we are significantly outperforming pre-Covid levels and view this year as a new base for growth moving forward. In July, our resort RevPAR further stabilized, while our urban markets continued to outperform and exceeded prior year performance by 12%. We are confident that the stabilizing operating environment in our resorts, coupled with the ongoing dynamics in our urban markets will drive outsized growth in our portfolio.”

Mr. Shah continued, “At present, there are a wide array of viewpoints as to how the economy will unfold in the second half of 2023 and how those macro-economic factors will impact lodging. US GDP growth along with fundamental on the ground hotel performance remains resilient. Our outlook for the ongoing travel recovery and long-term lodging fundamentals remains positive, driven by the return of corporate and international travel as well as a very benign supply outlook that will continue to serve as a significant tailwind for the foreseeable future.”

Second Quarter 2023 Operating Results

During the second quarter 2023, the Company's comparable portfolio of 23 hotels generated 77.1% occupancy, an Average Daily Rate (“ADR”) of $303.34, and Revenue per Available Room (“RevPAR”) of $233.92.

Our core urban markets generated $22.5 million of EBITDA in the second quarter, 67% of our portfolio’s production, up from 18% in the first quarter. Second quarter RevPAR for the urban portfolio was up 12.2% from the prior year driven by over 800 bps of occupancy growth.

Manhattan was the largest contributor to EBITDA for the quarter, generating $8.4 million, 25% of total portfolio EBITDA. Our New York City portfolio recorded 13.4% RevPAR growth compared to the second quarter of 2022 and generated a 41% EBITDA margin. The Hilton Garden Inn Midtown East and Hyatt Union Square were the highest producing New York assets in the second quarter generating $2.4 and $2.1 million in EBITDA, respectively. Four of our top ten EBITDA producing assets were located in Manhattan. For the quarter, our Manhattan portfolio recorded occupancy of 86.4%, more than 1,000 bps greater than 2022. In June, the Manhattan portfolio topped 90% occupancy for the first time since 2019. This growth continued into July with occupancy of approximately 91%.

Boston was another strong contributor, registering 10% RevPAR growth compared to 2022 driven by nearly 8% ADR growth. The Boston Envoy was the portfolio’s top EBITDA producer, generating $3.4 million, with a 46% EBITDA margin. In Philadelphia, the Westin generated $2.6 million in EBITDA, the second highest in the portfolio for the second quarter despite the impact of renovation activity during the quarter. Overall, our top three EBITDA producers and six of the top ten were urban assets.
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Despite difficult comparisons to the record setting year in 2022, our resort portfolio generated just under $11 million in EBITDA, down approximately 24% to prior year, but up 37% compared to 2019.

Debt Repayment

In May, the Company paid down the outstanding $23 million floating rate mortgage on the St. Gregory Hotel. The note was accruing interest of approximately 9.5%. The Company also paid down $25 million of the principal balance on our term loan, which was accruing interest of approximately 7.5%. On an annualized basis, these pay-downs will save the company approximately $4 million in interest expense.

Financing

The Company’s credit facility consists of a $346 million term loan and an undrawn $100 million revolving credit line. The facility bears interest at 2.50% over the applicable adjusted term SOFR. The nearly $450 million credit facility matures in August 2024 and has one 12-month extension option subject to certain conditions, which would result in an extended maturity to August 2025.

The Company utilized an existing swap to hedge $300 million of the new term loan at a fixed rate of approximately 3.93%. Following the refinancings, and additional debt pay downs, 79% of the Company’s outstanding debt is either fixed or hedged through various derivative instruments. The Company’s second-quarter weighted average interest rate was approximately 5.42% across all borrowings with a weighted average life-to-maturity of approximately 2 years. We closed the quarter with a cash balance of approximately $147 million and a $100 million undrawn line of credit.

Dividends

We paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the second quarter ended June 30, 2023. The preferred share dividends were paid July 17, 2023 to holders of record as of July 1, 2023.

The Company also paid a cash dividend of $0.05 per common share and per limited partnership unit for the second quarter ended June 30, 2023. These common share dividends and limited partnership unit distributions were paid on July 17, 2023 to holders of record as of June 30, 2023.

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Third Quarter 2023 Outlook

In July the comparable portfolio realized RevPAR growth of 5.1% driven by our urban properties, which realized 12.3% RevPAR growth for the month. For July and the third quarter, the Winter Haven Hotel is excluded from the comparable portfolio as it is closed for renovation with an expectation of reopening in the fourth quarter of 2023.

The Company is providing its operating and financial expectations for the third quarter 2023. The Company’s expectations do not build in any acquisitions, dispositions or capital market activities for 2023. These expectations are based on management’s current outlook for its hotels and the markets in which it operates and does not take into account any unanticipated developments in its business or changes in its operating environment. The Company’s third quarter 2023 expectations are as follows:

	Q3'23 Outlook
($’s in millions except RevPAR and per share amounts)	Low	High
Net Loss Applicable to Common Shareholders	$(6.4)	$(3.4)
Net Loss per share	$(0.16)	$(0.08)

Comparable Property Absolute RevPAR	$209	$219

Adjusted EBITDA	$24.50	$27.50

Adjusted FFO	$11.1	$14.1
Adjusted FFO per share	$0.24	$0.30
* Q3 2023 Comparable portfolio excludes Winter Haven Hotel which is closed for renovation
** For detailed reconciliations of the Company's 2023 operating expectations, please see "Reconciliation of Non-GAAP Financial Measures included in 2023 Outlook"

Hersha’s third quarter 2023 outlook is based on a number of factors, many of which are outside the Company's control, including macro-economic factors such as, inflation, increases in interest rates, supply chain disruptions, the potential effects of an epidemic or pandemic and the possibility of an economic recession or slowdown in 2023, all of which are subject to change. Please see the section below titled “Cautionary Statements Regarding Forward Looking Statements.”

Second Quarter 2023 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, August 3, 2023. Hosting the call will be Mr. Neil H. Shah, President and Chief Executive Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-833-470-1428 and entering the passcode 408017 approximately 10 minutes in advance of the call.
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Global participants can access their respective dial-in number at the following link: Global Dial-in Numbers. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, August 3, 2023, through 11:59 PM Eastern Time on Saturday, September 2, 2023. The replay can be accessed by dialing 1-866-813-9403 or +44-204-525-0658 for international participants. The passcode for the replay is 530802. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates luxury and lifestyle hotels in coastal gateway and resort markets. The Company’s 25 hotels totaling 3,811 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida, and California.
The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.” For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. In addition to the typical supplemental disclosure, the Company has included enhanced property-level financial information. These can be found in the Investor Relations section and the “SEC Filings” and “News & Presentations” page of the Company’s website, www.hersha.com.

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculated as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

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Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact from macroeconomic factors (including inflation, increases in interest rates, supply chain disruptions, and potential economic slowdown or a recession), the Company’s operating and financial expectations for the third quarter 2023, the Company’s access to capital on the terms and timing the Company expects, the Company’s expectations regarding future interest rates and the impact of inflation on the Company’s results of operations, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the impact of the ongoing hotel renovations, the effects of an epidemic or pandemic on the Company, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, ADR or RevPAR growth or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including Hotel EBITDA margins, and reduce the Company’s total debt and generate unrestricted cash, the Company’s ability maintain a significant amount of financial and operational flexibility. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “could,” “outlook,” “consider,” “expect,” “anticipate,” “forecast,” “project,” “trend,” “likely,” “estimate,” “plan,” “believe,” “continue,” “maintain,” “intend,” “should,” “may” and words of similar import. Because these forward-looking statements relate to future events, our plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of August 2, 2023, and the Company undertakes no duty to update this information unless required by law.
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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	June 30, 2023	December 31, 2022
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,182,764	$1,189,239
Investment in Unconsolidated Joint Ventures	4,562	4,989
Cash and Cash Equivalents	142,391	224,955
Escrow Deposits	4,797	5,065
Hotel Accounts Receivable	6,201	8,922
Due from Related Parties	82	245
Intangible Assets, Net of Accumulated Amortization of $1,270 and $1,211	624	684
Right of Use Assets	16,774	16,226
Other Assets	35,584	38,552
Total Assets	1,393,779	1,488,877

Liabilities and Equity:
Secured Term Loans, Net of Unamortized Deferred Financing Costs	$346,336	$370,636
Unsecured Notes Payable, Net of Unamortized Discounts and Unamortized Deferred Financing Costs	50,921	50,895
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	184,941	208,354
Lease Liabilities	19,518	19,003
Accounts Payable, Accrued Expenses and Other Liabilities	35,855	44,148
Dividends and Distributions Payable	8,451	31,694
Due to Related Parties	2,534	2,610
Total Liabilities	$648,556	$727,340

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$4,660	$5,076

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at June 30, 2023 and December 31, 2022, with Liquidation Preferences of $$25.00 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at June 30, 2023 and December 31, 2022; 40,103,391 and 39,697,451 Shares Issued and Outstanding at June 30, 2023 and December 31, 2022, respectively	401	398
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2023 and December 31, 2022	—	—
Accumulated Other Comprehensive Income	13,330	16,213
Additional Paid-in Capital	1,161,282	1,157,057
Distributions in Excess of Net Income	(508,449)	(490,815)
Total Shareholders' Equity	666,711	683,000

Noncontrolling Interests - Common Units and LTIP Units	73,852	73,461

Total Equity	740,563	756,461

Total Liabilities and Equity	$1,393,779	$1,488,877

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues:
Hotel Operating Revenues:
Room	$74,646	$98,242	$132,162	$163,374
Food & Beverage	15,382	15,710	26,309	24,766
Other Operating Revenues	7,702	9,247	14,350	16,886
Total Hotel Operating Revenues	97,730	123,199	172,821	205,026
Other Revenue	84	91	143	132
Total Revenues	97,814	123,290	172,964	205,158
Operating Expenses:
Hotel Operating Expenses:
Room	15,538	19,447	30,007	34,037
Food & Beverage	12,258	11,607	23,152	20,011
Other Operating Expenses	30,123	36,039	57,474	62,395
Total Hotel Operating Expenses	57,919	67,093	110,633	116,443
Gain on Insurance Settlements	—	(987)	—	(962)
Hotel Ground Rent	611	1,531	929	2,621
Real Estate and Personal Property Taxes and Property Insurance	6,259	8,335	12,440	16,818
General and Administrative	3,073	3,192	5,953	5,969
Share Based Compensation	2,697	3,299	4,749	5,840
Depreciation and Amortization	14,006	17,003	27,675	36,279
Total Operating Expenses	84,565	99,466	162,379	183,008

Operating Income	13,249	23,824	10,585	22,150
Interest Income	1,695	1	3,434	2
Interest Expense	(8,865)	(14,397)	(17,954)	(28,267)
Other Income (Expense)	73	(108)	986	(207)
Loss on Debt Extinguishment	(52)	—	(66)	—
Income (Loss) before Results from Unconsolidated Joint Venture Investments and Income Taxes	6,100	9,320	(3,015)	(6,322)
(Loss) Income from Unconsolidated Joint Venture Investments	(74)	357	(426)	(579)

Income (Loss) before Income Taxes	6,026	9,677	(3,441)	(6,901)
Income Tax Expense	(65)	(93)	(99)	(114)
Net Income (Loss)	5,961	9,584	(3,540)	(7,015)
(Income) Loss Allocated to Noncontrolling Interests
Common Units	(3)	(423)	1,993	2,258
Consolidated Joint Venture	1,806	(691)	416	(2,964)
Preferred Distributions	(6,043)	(6,043)	(12,087)	(12,087)

Net Income (Loss) Applicable to Common Shareholders	$1,721	$2,427	$(13,218)	$(19,808)

Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$0.04	$0.06	$(0.34)	$(0.50)
DILUTED
Net Income (Loss) Applicable to Common Shareholders	$0.04	$0.06	$(0.34)	$(0.50)

Weighted Average Common Shares Outstanding:
Basic	39,849,859	39,277,269	39,738,662	39,254,536
Diluted	41,287,468	40,453,785	39,738,662	39,254,536
Prior year amounts have been revised to conform to current year presentation.

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back write-offs of deferred financing costs on debt extinguishment;
•adding back straight-line amortization of ground lease expense; and
•adding back interest expense that has been paid-in-kind.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.
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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Net Income (loss) applicable to common shares	$1,721	$2,427	$(13,218)	$(19,808)
(Loss) income allocated to noncontrolling interest	(1,803)	1,114	(2,409)	706
Loss (Income) from unconsolidated joint ventures	74	(357)	426	579
Depreciation and amortization	14,006	17,003	27,675	36,279
Funds from consolidated hotel operations applicable to common shares and Partnership units	13,998	20,187	12,474	17,756

(Loss) Income from unconsolidated joint venture investments	(74)	357	(426)	(579)
Unrecognized pro rata interest in income (loss) of unconsolidated joint venture	83	(81)	(337)	(300)
Depreciation and amortization of difference between purchase price and historical cost	18	21	37	42
Interest in depreciation and amortization of unconsolidated joint ventures	536	625	1,072	1,252
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	563	922	346	415

Funds from Operations applicable to common shares and Partnership units	14,561	21,109	12,820	18,171

Income tax expense	65	93	99	114
Non-cash share based compensation expense	2,697	3,299	4,749	5,840
Straight-line amortization of lease expense	50	118	26	298
Amortization of discounts, premiums, and deferred financing costs	662	1,496	1,356	2,944
Interest expense paid-in-kind	—	—	—	1,855
Deferred financing costs and debt premium written off in debt extinguishment	52	—	66	—

Adjusted Funds from Operations	$18,087	$26,115	$19,116	$29,222

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.38	$0.57	$0.41	$0.64

Diluted Weighted Average Common Shares and Partnership Units Outstanding	47,061,312	45,716,098	47,121,467	45,629,745
Prior year amounts have been revised to conform to current year presentation.

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EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Net Income (loss)	$5,961	$9,584	$(3,540)	$(7,015)
Loss (income) from unconsolidated joint ventures	74	(357)	426	579
Interest expense	8,865	14,397	17,954	28,267
Non-operating interest income	(1,695)	(1)	(3,434)	(2)
Income tax expense	65	93	99	114
Depreciation and amortization	14,006	17,003	27,675	36,279
EBITDA from consolidated hotel operations	27,276	40,719	39,180	58,222
(Loss) income from unconsolidated joint venture investments	(74)	357	(426)	(579)
Unrecognized pro rata interest in income (loss) of unconsolidated joint venture	83	(81)	(337)	(300)
Depreciation and amortization of difference between purchase price and historical cost	18	21	37	42
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	953	1,011	1,891	1,973
EBITDAre from unconsolidated joint venture operations	980	1,308	1,165	1,136
EBITDAre	28,256	42,027	40,345	59,358
Non-cash share based compensation expense	2,697	3,299	4,749	5,840
Straight-line amortization of lease expense	50	118	26	298
Deferred financing costs and debt premium written off in debt extinguishment	52	—	66	—
Adjusted EBITDA	$31,055	$45,444	$45,186	$65,496
Prior year amounts have been revised to conform to current year presentation.

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes the Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Operating income	$13,249	$23,824	$10,585	$22,150
Other revenue	(84)	(91)	(143)	(132)
Gain on insurance settlement	—	(987)	—	(962)
Depreciation and amortization	14,006	17,003	27,675	36,279
General and administrative	3,073	3,192	5,953	5,969
Share based compensation	2,697	3,299	4,749	5,840
Straight-line amortization of ground lease expense	50	118	26	298
Other	393	25	514	3
Hotel EBITDA	$33,384	$46,383	$49,359	$69,445

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Reconciliation of Non-GAAP Financial Measures Included in Q3 2023 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q3 2023 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shares	$(6.4)	$(3.4)
Loss allocated to noncontrolling interests	(0.5)	(0.3)
Loss from unconsolidated joint ventures	—	(0.1)
Depreciation and amortization	14.0	14.0
Funds from consolidated hotel operations applicable to common shares and Partnership units	7.1	10.2

Loss from unconsolidated joint venture investments	—	0.1
Unrecognized pro rata interest in income of joint venture	0.1	0.1
Interest in depreciation and amortization and Unrecognized pro rata interest in loss	0.5	0.5
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	0.6	0.7

Funds from Operations applicable to common shares and Partnership units	7.7	10.9

Non-cash share based compensation expense	2.4	2.4
Straight-line amortization of ground lease expense	0.1	0.1
Income tax expense	0.3	0.3
Amortization of deferred financing costs	0.7	0.7
Other	(0.1)	(0.3)
Adjusted Funds from Operations	$11.1	$14.1

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.24	$0.30

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Adjusted EBITDA
	Q3 2023 Outlook
($'s in millions)	Low	High
Net loss applicable to common shares	$(6.4)	$(3.4)
Loss allocated to Noncontrolling Interests	(0.5)	(0.3)
Preferred Distributions	6.0	6.0
Net (Loss) Income	(0.9)	2.3
Loss from unconsolidated joint ventures	—	(0.1)
Interest expense	8.9	8.9
Non-operating interest income	(1.4)	(1.4)
Income tax expense	0.3	0.3
Depreciation and amortization	14.0	14.0
EBITDAre from consolidated hotel operations	20.9	24.0

Loss from unconsolidated joint venture investments	—	0.1
Add:
Adjustment for interest in interest expense, depreciation and amortization, and Unrecognized pro rata interest in income	1.0	1.0
EBITDAre from unconsolidated joint venture hotel operations	1.1	1.2

EBITDAre	22.0	25.2

Non-cash share based compensation expense	2.4	2.4
Other	—	(0.2)
Adjusted EBITDA	$24.5	$27.5

Contact:
Ashish Parikh, Chief Financial Officer
Phone: 215-238-1281
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